UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 1, 2017

                         VANGUARD ENERGY CORPORATION
                         ---------------------------
            (Exact name of registrant as specified in its charter)

      Colorado                       None                        27-2888719
---------------------------   ---------------------      ---------------------
(State or other jurisdiction  (Commission File No.)         (IRS Employer
  of incorporation)                                       Identification No.)

                          21 Waterway Avenue, Suite 300
                           The Woodlands, Texas 77380
               --------------------------------------------------
          (Address of principal executive offices, including Zip Code)

      Registrant's telephone number, including area code: (713) 627-2500

                            2 Blvd. Place, Suite 600
                               1700 Post Oak Blvd.
                              Houston, Texas 77056
                     ---------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(x) Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement

     Effective July 1, 2017, Vanguard Energy Corporation (the "Company") acquired all of the issued and outstanding shares of Solar Quartz Technology Limited ("SQTNZ"), a New Zealand corporation, for a purchase price of US$530 million, with the total consideration being satisfied by the issue of 213,402,755 shares of the Company's common stock (Approx. $2.50 per share). SQTNZ was acquired from Solar Quartz Technologies, Inc. (SQTI), a Nevada public corporation, which owned 100% of the SQTNZ outstanding shares of common stock (122 shares). SQTZ has not operated commercially, but as a holding company for extensive High Purity Silica Quartz assets. The rare HPQ assets are essential as a high-tech manufacturing feedstock for the production of High Purity Quartz Sand, necessary in the first stage production of all PV Solar panels, Semi-conductors and all high-end electronics.

     SQTNZ is the owner of the exclusive mining and development rights for two High Purity Quartz (HPQ) Silica deposits known as White Springs (represented by leases ML 30235, ML 30236 and ML 30237) and Quartz Hill (represented by leases ML 30238 and ML 30239) located in North Queensland Australia. Together they contain in excess of 15 million tons of HPQ feedstock, which is in high demand in the marketplace to enable production of High Purity Quartz Sand (HPQS).

      HPQS is an essential primary material for the manufacture of:

       o    Photo-Voltaic (PV) solar panels;
       o    Semi-conductors;
       o    AL High-end electronic products;
       o    Fiber Optical cables;
       o    Halogen Lamps;
       o    HD and LCD television screens; and
       o    Epoxy Mounding Compounds (EMC) for semi-conductors.

     The Company subsequently changed its name to Solar Quartz Technologies Corporation ("SQTX). The company's highest priority is to build its new commercial scale HPQS production factory, to generate early sales revenues, while concurrently building its new Pre-Processing factory to supply HPQ feedstock for the HPQS second stage factory, and un-processed HPQ directly from the mine site for unprocessed Quartz sales, for which there is high demand globally. The SQTX management team will initially focus on recovering previous orders from China ($150 million) for unprocessed HPQ raw quartz, to be delivered from the Pre-Processing Factory in Townsville, North Queensland, Australia.

     The SQTX management team is also confident of receiving a $10 million Grant-Loan from the Australian federal government's Clean Energy & Innovation Fund ($Five Billion) to build the Townsville factory. We are also confident the second stage funding of US$30 million required to build the high tech HPQS production factory may also be funded as well by the Government. This Capital funding initiative is not completed at this time, however, following eight months of negotiations, we are confident of a positive outcome following an important high-level meeting set for August 17, 2017 with the Director/CEO of the Clean Energy Fund in Brisbane, Australia

     However, it should be noted that we have several other funding initiatives in process, with several major venture funds in the USA, now in late stage negotiation. The acquisition of SQTNZ by Vanguard Energy will greatly enhance the prospects of success for completion of the prospective US$38 million capital raisings.

     Completion by Vanguard of the asset purchase of SQTNZ provides excellent advantages for Vanguard shareholders by providing the company with a potentially very profitable operational business in the booming solar energy field, and US$530 million in hard assets. Clearly this transaction has the effect of transforming Vanguard from a non-operational, non-asset owning, dormant shell corporation. This transaction clearly provides potentially excellent opportunity for all company shareholders

THE PLANNED HPQ / HPQS OPERATIONAL BUSINESS OF SQTX

High Purity Quartz Sand (HPQS) - Essential Component in PV Solar & all High-end Electronics including Semi-conductors.

     High purity quartz ("HPQ") and HPQ Sands ("HPQS") are extensively used during the manufacturing of mono-crystalline silicon, through the Czochralski process, as crucibles in which silicon ingots are produced for use in solar cell and all electronics and semi-conductors. HPQ is the only preferred material for this process and the essential crucibles, as it shares the same element (Si) and is almost non-reactive, assuring high quality silicon ingots. Apart from this, High Purity Quartz (HPQ) also finds primary applications in advanced lighting, telecom, optic and microelectronics industries. HPQS powders are required for Epoxy moulding compound (EMC) used in the manufacture of most electronic semiconductors and is a fast-growing sector which includes auto electronics for the rapidly expanding development of self-drive and electric automobiles.

     HPQS is a critical material necessary for the successful manufacture of Photovoltaic ("PV") Solar panels, Semi-conductors, and other high-end electronics, all of which cannot be manufactured without adequate supplies industry-standard HPQS.

     For three (3) years the SQTNZ technical team worked at a previously associated HPQS test facility, with two of the world's leading HPQS experts from the US and Germany. They have developed advanced new refining and processing techniques for the manufacture of commercial grade purity and commercial quantities of HPQS from the SQTX-owned high purity quartz silica deposits, located in North Queensland, Australia. One of these experts directly established two (2) of the other three global factories capable of producing HPQS and has been retained to establish the new SQTX HPQS processing factory. There is always a shortage globally of adequate supplies of industry standard HPQ and HPQS that have directly caused many businesses to fail as a direct result of supply shortages of HPQ and HPQS. It should be noted that industry requirements for HPQS are not limited to the solar and electronics marketplace. There is also extensive usage in a broad cross-section of high-tech industries whereby the core stability of HPQS at extreme high temperatures is a vital necessity for the successful production of Semi-conductors as but one example.

     SQTX Executive Management believes the most valuable asset purchased by the Company is SQTNZ's Technical Team's rare ability to actually produce HPQS, since the majority of silica companies have repeatedly failed in their attempts to produce world-standard quality and purity HPQS. However, the conservative real-time value of the mineral resource asset feedstock also adds considerable value to the new SQTX solar and semi-conductor primary core-material supplier initiative.

     In connection with the acquisition of SQTNZ, the following persons were appointed directors of the Company:

     Roger T. May (71) - Mr. May has extensive international business experience over the last 40 years. He resided in the USA for 22 years, returning to Australia in September 2001. He is a recognized expert in "start-up" enterprises from inception to fully-operational commercial ventures. He is regarded as an excellent corporate leader and successful achiever. He overcomes obstacles with great ability, tenacity, flexibility and creative initiative. Mr. May is regarded as an acknowledged visionary and creator combined with strong implementation skills. His capital raising skills have yielded tens of millions of dollars. Mr. May has been the Founder, Chairman & CEO of five (5) publicly listed companies. He resided in the U.S. for 22 years, where he founded several high-tech. communications and mineral resource development companies. He is presently focused on global commercialization of primary component materials essential in manufacture of PV Solar panels, Semi-conductor, and all high-end electronics in the USA and Australia.

     David W. Halstead (70) - Mr. Halstead has a wide range of corporate, secretarial and trusts experience, in both offshore and onshore companies, relevant to clients of the Verona Capital Partners Group. In 1973 he became a partner in a local chartered accounting firm, and in 1984 a principal in the Hong Kong office of Coopers & Lybrand [now PWC] specializing in international corporate and secretarial services, and offshore tax structures.

     Upon his return to Auckland in 1994, he established and operated, several integrated medical centers, a surgical hospital in Auckland and a state of the art diagnostic center. He then spent 3 years working with World Vision fund raising for its micro finance arm "Vision Fund" involved with the capitalization and establishment of Vision Fund Cambodia.

     Since 2006, David has acted as company secretary and treasurer for a group of international clients who are world leaders in the monetization and trading of international domain names. Contemporaneously he established and operated, until recently, a unique world-first web based joint venture service for the New Zealand Government processing immigration medicals online in a secure platform.

      Mr. Halstead was educated at Kings College, Auckland, the son of a former New Zealand Cabinet Minister and diplomat. He is a graduate of the University of Auckland with a Bachelor of Commerce and further qualifications in taxation.

     On July 3rd, 2017 shareholders owning a majority of the company's outstanding shares of common stock approved the following amendments to the Company's Articles of Incorporation.

     o    The   company's   name  was  changed  to  Solar  Quartz   Technologies
          Corporation.

     The Company's authorized capitalization was increased to 510,000,000 shares of common stock and 10,000,000 of preferred stock. Arrangements were made to increase the previous Vanguard Energy shareholders issued and outstanding shares from 1,002,134 to 11,023,474 shares for each VNGE shareholder proportionately. Essentially, the VNGE shareholders will receive approximately ten new shares of the Company's common stock at no cost for every one share of VNGE common stock currently owned by them.

     The name changes and new share issuances will become effective on the over-the-counter market on a date determined by FINRA.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

      See Item 1.01 of this report.

Item 3.02.  Unregistered Sale of Equity Securities.

      See Item 1.01 of this report.

Item 5.01.  Change in Control of Registrant.

      See Item 1.01 of this report.

Item 5.02. Election of new Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

      See Item 1.01 of this report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      See Item 1.01 of this report.

Item 5.06.  Change in Shell Company Status.

      See Item 1.01 of this report.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2017                   VANGUARD ENERGY CORPORATION


                                      By:  /s/ Warren M. Dillard
                                          ------------------------------------
                                          Warren M. Dillard, President and
                                             Chief Executive Officer